UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2009

000-51379
(Commission File Number)
______________________________

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	51-0539830
(State of Incorporation)	(IRS Employer

Room 702, Guangri Mansion
No. 9 Siyou Nan Road, Alley 1, 1st Street
Wuyang Xincheng
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 10, 2009, China Medicine Corporation (the “Registrant”), formerly a Delaware corporation, completed its reincorporation in Nevada by a merger of the Registrant with and into its wholly-owned subsidiary, China Medicine Corporation, a newly formed Nevada corporation. The reincorporation effected a change in the Registrant’s legal domicile from Delaware to Nevada. The Registrant’s business, assets, liabilities, and headquarters were unchanged as a result of the reincorporation and the directors and officers of the Registrant prior to the reincorporation continued to serve the Registrant after the reincorporation. In addition, the Registrant’s stockholders automatically became stockholders of China Medicine Corporation on a share-for-share basis. The Registrant’s shares will continue to be traded on the Over-the-Counter Bulletin Board under the symbol “CHME”.

The reincorporation was approved by stockholders holding the majority of the outstanding common shares of the Registrant on May 19, 2009 at the Annual Meeting of Stockholders. A Certificate of Merger and Articles of Merger were filed with the Secretaries of State of Delaware and Nevada respectively on June 10, 2009 to effect the reincorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    June 19, 2009